Exhibit 10.3

APPENDIX X

Agency Code: 12000 Contract No.: C-014386
Period: October 1, 1997 – December 31, 2005 Funding Amount for Period: $82,410,771

This is an AGREEMENT between THE STATE OF NEW YORK, acting by and through the Department of Health, having its principal office at Corning Tower, Empire State Plaza, Albany, NY, (hereinafter referred to as the STATE), and WellCare of New York, Inc. hereinafter referred to as the CONTRACTOR), for modification of Contract Number C-014386 as reflected in the attached provisions to Section I.B.1. of the Agreement and Appendices E and L, and to extend the period of the contract through December 31, 2005.

All other provisions of said AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the dates appearing under their signatures.

CONTRACTOR SIGNATURE	STATE AGENCY SIGNATURE

By: /s/ TODD S. FARHA	By: Judith Arnold

Todd s. Farha	Judith Arnold

Printed Name	Printed Name

Title: President & CEO	Title: Deputy Commissioner

Division of Planning, Policy, & Resource Development

Date: 7/1/05	Date: 7/27/05

State Agency Certification:
“In addition to the acceptance of this contract, I also certify that original copies of this signature page will be attached to all other exact copies of this contract.”

STATE OF FLORIDA	) SS.:
)

County of _Hillsborough     )

On the 1st day of July 2005, before me personally appeared Todd S. Farha, to me known, who being by me duly sworn, did depose and say that he resides at Tampa, Florida, that he/she is the President & CEO of the WellCare of New York, Inc., the corporation described herein which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

(Notary) Kathleen R. Casey

STATE COMPTROLLER SIGNATURE

_Patricia M. O’Donnell	Title: For the State Comptroller

Date: _9/2/05

STATE OF NEW YORK
AGREEMENT

Section I.B.1. is revised to read as follows:

I. Conditions of Agreement

B.1. This AGREEMENT is extended through December 31, 2005.

APPENDIX E
Financial Information

Section A is revised to read as follows:

A. WellCare of New York, Inc. shall receive, for the period July 1, 2005 through December 31, 2005, an amount up to, but not to exceed, $5,700,000 to provide and administer a Child Health Plus program for uninsured children in the counties identified in Appendix A-2, Section II.B.1 of this AGREEMENT or as modified by the STATE. Payment of this amount is based on the CONTRACTOR meeting the responsibilities provided in this AGREEMENT.

Additional Premium Information:

For Bronx, Kings, New York and Queens county(ies):

The total monthly premium shall be: $120.84

The State share of the total monthly premium shall be $120.84 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $111.84 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total monthly premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $105.84 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total monthly premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Dutchess, Orange, Sullivan, Rockland and Ulster county(ies):

The total monthly premium shall be: $109.14

The State share of the total monthly premium shall be $109.14 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $100.14 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $94.14 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

For Albany, Columbia, Greene, Rensselaer county(ies):

The total monthly premium shall be: $108.15

The State share of the total monthly premium shall be $108.15 or the total monthly premium for children in families with gross household income less than 160% of the federal poverty level and children who are American Indians or Alaskan Natives (AI/AN).

The State share of the total monthly premium shall be $99.15 or the total monthly premium minus $9 for children in families with gross household income between 160% and 222% of the federal poverty level with a maximum of $27 per month per family. The State share is the total premium less $9 for each of the first three children. For additional children, the State share is the total monthly premium.

The State share of the total monthly premium shall be $93.15 or the total monthly premium minus $15 for children in families with gross household income between 223% and 250% of the federal poverty level with a maximum of $45 per month per family. The State share is the total premium less $15 for each of the first three children. For additional children, the State share is the total monthly premium.

In the absence of an approved premium modification by the Department of Health and State Insurance Department, the premium above or subsequent premium approved (whichever is in effect) shall continue as the State’s subsidy through December 31, 2005.

Appendix L
Privacy and Confidentiality

Section II is revised as follows:

II. Effective April 14, 2003, the CONTRACTOR shall comply with the following agreement:

Federal Health Insurance Portability and Accountability Act (HIPAA)
Business Associate Agreement (“Agreement”)

This Business Associate Agreement between the New York State Department of Health and WellCare of New York, Inc., hereinafter referred to as the Business Associate, is effective on

April 14, 2003 to December 31, 2005.